As filed with the Securities and Exchange Commission on December 23, 2008
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CUMULUS MEDIA INC.
(Exact name of Company as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-4159663 (I.R.S. Employer Identification No.)
3280 Peachtree Road, N.W., Suite 2300, Atlanta, Georgia 30305
(Address of Principal Executive Offices) (Zip Code)

Cumulus Media Inc. 2008 Equity Incentive Plan
(Full title of the plan)

Lewis W. Dickey, Jr.
Chairman, President and Chief Executive Officer
Cumulus Media Inc.
3280 Peachtree Road, N.W., Suite 2300
Atlanta, Georgia 30305
(Name and address of agent for service)
(404) 949-0700
(Telephone number, including area code, of agent for service)
With a copy to:
Mark L. Hanson, Esq.
Jones Day
1420 Peachtree Street, N.E., Suite 800
Atlanta, Georgia 30309-3053
(404) 521-3939
     Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to	offering price	aggregate	Amount of
to be registered	be registered	per share	offering price	registration fee
Class A Common Stock, $.01 par value	4,000,000 shares(1)	$1.54(2)	$6,160,000(2)	$242.09(2)

(1)	Issuable under the Cumulus Media Inc. 2008 Equity Incentive Plan (“2008 Plan”). In addition, the amount being registered includes an indeterminate number of shares issuable upon adjustment due to stock splits, stock dividends, anti-dilution provisions and other adjustment provisions as provided in the 2008 Plan.

(2)	Estimated solely for the purpose of computing the registration fee, pursuant to Rule 457(h) and (c) under the Securities Act.

EXPLANATORY NOTE
     The information called for by Part I of Form S-8 is included in the description of the Cumulus Media Inc. 2008 Equity Incentive Plan (the “Plan”) to be delivered to persons who become entitled to receive securities pursuant to the Plan. Pursuant to Rule 428 under the Securities Act of 1933 (the “Securities Act”) and the Note to Part I of Form S-8, this information is not being filed with or included in this registration statement on Form S-8 (the “Registration Statement”).
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
     The following documents have been filed by Cumulus Media Inc. (“we,” “our,” “us” or the “Company”) with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by this reference:
(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Commission on March 17, 2008, as amended on April 29, 2008;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the Commission on May 9, 2008;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 filed with the Commission on August 11, 2008;

(d)	The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 filed with the Commission on November 7, 2008;

(e)	The following Current Reports on Form 8-K of the Company:
•	Current Report on Form 8-K filed with the Commission on February 14, 2008;

•	Current Report on Form 8-K filed with the Commission on March 17, 2008;

•	Current Report on Form 8-K filed with the Commission on April 4, 2008;

•	Current Report on Form 8-K filed with the Commission on May 12, 2008;

•	Current Report on Form 8-K filed with the Commission on May 22, 2008;

•	Current Report on Form 8-K filed with the Commission on May 27, 2008;

•	Current Report on Form 8-K filed with the Commission on June 23, 2008;

•	Current Report on Form 8-K filed with the Commission on November 26, 2008; and
(f)	The description of the Class A Common Stock, $0.01 par value, contained in Post-Effective Amendment No. 1 to the Registration Statement on Form 8-A, filed by the Company pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act before the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of the Registration Statement from the date of the filing of such documents (excluding any Current Reports on Form 8-K to the extent disclosure is furnished and not filed). Any statement contained in a later-dated document supplements, modifies or supersedes any other statement contained in an earlier-dated document.

Item 4.	Description of Securities
     Not applicable

Item 5.	Interests of Named Experts and Counsel.
     Not applicable

Item 6.	Indemnification of Directors and Officers.
     Our certificate of incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that our certificate of incorporation does not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, (d) for any transaction from which the director derived an improper personal benefit, or (e) for any act or omission occurring before the effective date of our certificate of incorporation.
     Our by-laws provide that each director, officer or employee who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of ours or is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall be indemnified and held harmless by us to the fullest extent permitted or required by the Delaware General Corporation Law against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided below with respect to proceedings to enforce rights to indemnification, we shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the proceeding (or part thereof) was authorized by our board.
     This right to indemnification shall include the right to have paid by us the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law so requires, such an advancement of expenses incurred by an indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to us of an undertaking by or on behalf of such indemnitee to repay all amounts so advanced, if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under our by-laws or otherwise. The rights to indemnification and to the advancement of expenses conferred in our by-laws shall be contract rights and these rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.
     The rights to indemnification and to the advancement of expenses conferred in our by-laws shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, our certificate of incorporation, our by-laws, or any agreement, vote of stockholders or disinterested directors or otherwise.
     We generally maintain insurance, at our expense, to protect us and any of our directors, officers, employees or agents or those of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
     We may, to the extent authorized from time to time by our board, grant rights to indemnification and to the advancement of expenses to any of our employees or agents to the fullest extent of the provisions of our by-laws with respect to the indemnification and advancement of expenses of our directors and officers.

Item 7.	Exemption From Registration Claimed
     Not applicable

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Cumulus Media Inc. 2008 Equity Incentive Plan (incorporated by reference to Exhibit A to the Company’s Proxy Statement on Schedule 14-A filed with the Commission on October 17, 2008).

5.1	Opinion of Jones Day.

23.1	Consent of Jones Day (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.

24.1	Power of Attorney (included on signature page).

Item 9.	Undertakings.
(a)	The undersigned Company hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 23rd day of December, 2008.

CUMULUS MEDIA INC.
By:	/s/ Martin R. Gausvik
	Name:	Martin R. Gausvik
	Title:	Executive Vice President, Treasurer and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
     Each person whose signature appears below authorizes Lewis W. Dickey, Jr. and Martin R. Gausvik, and each of them, as attorneys-in-fact and agents for each of them (with full power of substitution and resubstitution), for and in the name, place and stead of such individual, to sign and file with the Securities and Exchange Commission any and all amendments, supplements and exhibits to, and documents in connection with, this registration statement, including post-effective amendments, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary, appropriate or desirable to be done in order to effectuate the same as fully and to all intents and purposes as each of the undersigned might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or any of their substitutes, may do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (principal executive officer)	December 23, 2008
/s/ Martin R. Gausvik Martin R. Gausvik	Executive Vice President, Treasurer and Chief Financial Officer (principal financial officer and principal accounting officer)	December 23, 2008
Ralph B. Everett	Director
/s/ Holcombe T. Green, Jr. Holcombe T. Green, Jr.	Director	December 23, 2008
Eric P. Robison	Director
/s/ Robert H. Sheridan, III Robert H. Sheridan, III	Director	December 23, 2008

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

5.1	Opinion of Jones Day

23.2	Consent of KPMG LLP